GEOSPATIAL CORPORATION 10-Q

EXHIBIT 10.5

CONVERSION AGREEMENT

This Conversion Agreement (“Agreement”) is made and entered into as of May 18, 2016, by and among Geospatial Corporation, a Nevada corporation (the “Company”), Geospatial Mapping Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“GMS”) and Thomas R. Oxenreiter, Chief Financial Officer of the Company (“Oxenreiter”).

RECITALS

WHEREAS, from September 1, 2015 through May 18, 2016 (the “Effective Date”), Oxenreiter has incurred expenses and made disbursements in the course of performing his duties for the Company, which have not been reimbursed to Oxenreiter by the Company, and such unreimbursed expenses and disbursements aggregated $5,000.00 (the “Unpaid Expense Amount”); and

WHEREAS, GMS has not paid to Oxenreiter his Base Salary as provided for in the Employment Agreement dated as of October 18, 2013 between GMS and Oxenreiter (the “Employment Agreement”), and such unpaid Base Salary aggregated $226,548.43 for the period from October 18, 2013 through the Effective Date (the “Unpaid Salary Amount”); and

WHEREAS, the Company and GMS desire that Oxenreiter (i) exchange the Unpaid Expense Amount for shares of Series C Convertible Preferred Stock, par value $.001 per share, of the Company (“Series C Stock”) and (ii) exchange the Unpaid Salary Amount for shares of common stock, par value $.001 per shares of the Company (“Common Stock”), and a warrant to purchase shares of Common Stock.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, GMS and Oxenreiter hereby agree as follows with the intent to be legally bound:

AGREEMENT

1.           CONVERSION AND RELEASE.

1.1          Conversion.  Upon the terms and subject to the conditions of this Agreement, (a) Oxenreiter hereby surrenders and releases to the Company his right to receive payment of the Unpaid Expense Amount and in exchange therefor, the Company hereby issues and delivers to Oxenreiter 25,000 shares of Series C Stock (the “Series C Shares”), and (b) Oxenreiter hereby surrenders and releases to the Company his right to receive payment of the Unpaid Salary Amount, and in exchange therefor, the Company hereby issues and delivers to Oxenreiter 5,661,460 shares of Common Stock (the “Common Shares” and with the Series C Shares, the “Shares”) and a warrant in substantially the form of Exhibit A hereto to purchase 6,793,753 shares of Common Stock at an exercise price of $0.04 per share (the “Warrant”).

1.2          Release.  Oxenreiter hereby accepts the Shares and the Warrant in full payment and satisfaction of the Unpaid Expense Amount and the Unpaid Salary Amount, and releases and discharges the Company, GMS and all of their respective employees, agents, successors, assigns, affiliates, directors and officers from and against any and all other obligations or liabilities relating to the Unpaid Expense Amount and the Unpaid Salary Amount. Notwithstanding anything in this Agreement to the contrary, nothing contained herein is intended to, and this Agreement shall not operate to, release any claims Oxenreiter may have to enforce any rights conferred under this Agreement or the Warrant.

2.            Representations and Warranties of the Company and GMS.  The Company and GMS, jointly and severally, represents to Oxenreiter, as of the date hereof, as follows:

(a)           Organization and Standing.  Each of the Company and GMS is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to own and operate its properties and assets and to execute, deliver and perform its obligations under this Agreement and the Warrant. Each of the Company and GMS is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on such corporation or its business.

(b)           Authorization; Binding Obligation.  All corporate action on the part of the Company and GMS necessary for the authorization, execution and delivery of this Agreement, the issuance and sale of the Shares and the Warrant and the performance of all obligations of the Company and GMS hereunder and under the Warrant has been taken. This Agreement has been duly executed and delivered by the Company and GMS and constitutes the valid and binding obligation of the Company and GMS enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(c)           Capitalization.  Immediately prior to giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of (i) 350,000,000 shares of Common Stock, of which 143,336,073 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $.001 per share, 5,000,000 shares of which are designated as “Series B Convertible Preferred Stock”, none of which are issued and outstanding and 10,000,000 of which are designated as “Series C Convertible Preferred Stock”, 2,234,742 of which are issued and outstanding. As of the date hereof 9,050,000 shares of Common Stock are reserved for issuance upon exercise of stock options granted under the Company’s 2007 Stock Option Plan and 25,000,000 shares of Common Stock are reserved for issuance upon exercise of stock options and other stock awards to be granted under the Company’s 2013 Equity Incentive Plan 14,462,500 of which have been granted as of the date hereof. As of the date hereof there are outstanding warrants to purchase 49,011,648 shares of Common Stock, outstanding warrants to purchase 344,993 shares of Series B Convertible Preferred Stock and outstanding convertible notes convertible into 45,037,037 shares of Common Stock. As of the date hereof, 5,473,143 shares of Common Stock are issuable to prior purchasers of the Company’s securities as penalty shares. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are subject to no preemptive rights (and were not issued in violation of any preemptive rights). The Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock or other equity security except as specified in this subsection 2(c), and the Company has not made any other commitment to authorize, issue or sell any Common Stock or other equity security.

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(d)           Issuance of Shares.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. The shares of Common Stock issuable pursuant to the Warrant, when issued, sold and delivered in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully-paid and nonassessable.

(e)           Private Offering.  Assuming the correctness of the representations and warranties of Oxenreiter set forth in Section 3 hereof, the issuance of the Shares and the Warrant is exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). Neither the Company nor any person acting on behalf of the Company has offered or sold the Shares or the Warrant by any form of general solicitation or general advertising.

3.            Representations and Warranties of Oxenreiter.  Oxenreiter represents and warrants to the Company, as of the date hereof, as follows:

(a)           Requisite Power and Authority.  Oxenreiter has the requisite legal power and authority to enter into this Agreement and perform his obligations hereunder. This Agreement constitutes the valid and binding obligation of Oxenreiter enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b)           Investment Representations.  Oxenreiter understands that the Shares and the Warrant issued to Oxenreiter hereunder have not been registered under the Securities Act. Oxenreiter also understands that the Shares and the Warrant are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Oxenreiter’s representations contained in this Agreement.

(c)           Experience; Risk.  Oxenreiter has such knowledge and experience in financial and business matters that Oxenreiter is capable of evaluating the merits and risks of the acquisition of the Shares and the Warrant and of protecting Oxenreiter’s interests in connection therewith. Oxenreiter is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

(d)           Investment.  Oxenreiter is acquiring the Shares and the Warrant for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Oxenreiter has no present intention of selling, granting any participation in, or otherwise distributing the same. Oxenreiter understands that the Shares and the Warrant have not been registered under the Securities Act and applicable state securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Oxenreiter’s representations as expressed herein.

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(e)           Information.  Oxenreiter has been furnished with all information which he deems necessary to evaluate the merits and risks of acquiring the Shares and the Warrant and has had the opportunity to ask questions concerning the Shares, the Warrant and the Company and all questions posed have been answered to his satisfaction. Oxenreiter has been given the opportunity to obtain any additional information he deems necessary to verify the accuracy of any information obtained concerning the Shares, the Warrant and the Company. Neither such inquiries nor any other investigation conducted by or on behalf of Oxenreiter or its representatives or counsel shall modify, amend or affect Oxenreiter’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement. Oxenreiter understands that an investment in the Shares involves significant risks.

(f)           Restricted Securities.  Oxenreiter understands that the Shares and the Warrant will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares and the Warrant may be resold without registration under the Acts only in certain limited circumstances. Oxenreiter acknowledges that the Shares and the Warrant must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available.

(g)           Accredited Investor.  Oxenreiter is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. Oxenreiter has considered the federal and state income tax implications of acquiring the Shares and the Warrant and has consulted with his own advisors with respect thereto.

(h)           Residence.  The place where Oxenreiter’s investment decision was made is located at the address of Oxenreiter set forth on the signature page hereto.

(i)            Legends.  Oxenreiter understands and agrees that the certificates representing the Shares will bear a legend as set forth on Exhibit A. In addition, any certificate or other instrument representing the Shares will bear any other legend that may be required by applicable law, by the Company’s Articles of Incorporation or Bylaws, or by any agreement between the Company and Oxenreiter.

(j)            Ownership.  Oxenreiter has not assigned, pledged, sold, transferred, granted any lien or security interest in, or otherwise conveyed his right to receive the Unpaid Expense Amount or the Unpaid Salary Amount or any portion of or any interest therein, except pursuant to this Agreement.

4.            Registration.  As soon as practicable following the filing and effectiveness of the Amendment, the Company shall prepare and file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Registration Statement”) to register the Common Shares, the shares of Common Stock issuable upon conversion of the Series C Shares and the shares of Common Stock issuable upon exercise of the Warrant (collectively, the “Registration Shares”) for resale by Oxenreiter. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective until such time that all Registration Shares may be resold pursuant to Rule 144 under the Securities Act, without volume limitations.

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5.            Miscellaneous.

(a)           Governing Law; Arbitration.  This Agreement shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply. Any dispute or claim arising to or in any way related to this Agreement or the rights and obligations of each of the parties hereto shall be settled by binding arbitration in Pittsburgh, Pennsylvania. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. The Company and GMS agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b)           Indemnification.  In consideration of Oxenreiter’s execution and delivery of this Agreement and purchase of the Shares hereunder, and in addition to all of the Company’s and GMS’s other obligations under this Agreement, the Company and GMS shall jointly and severally defend, protect, indemnify and hold harmless Oxenreiter from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether Oxenreiter is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Oxenreiter as a result of, or arising out of, or relating to (a) any material misrepresentation by Company or GMS or any material breach of any covenant, agreement, obligation, representation or warranty by the Company or GMS contained in this Agreement, or (b) after any applicable notice and/or cure periods, any breach or default in performance by the Company or GMS of any covenant or undertaking to be performed by the Company or GMS hereunder. To the extent that the foregoing undertaking by the Company or GMS may be unenforceable for any reason, the Company and GMS shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c)           Successors and Assigns.  This Agreement may not be assigned, conveyed or transferred by any party without the prior written consent of the other parties. Subject to the foregoing, the rights and obligations of the Company, GMS and Oxenreiter under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The terms and provisions of this Agreement are for the sole benefit of the parties hereto and thereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(d)           Entire Agreement.  This Agreement and the exhibits and schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

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(e)           Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)           Amendment or Waiver.  This Agreement may be amended, and any term or provision of this Agreement may be waived, (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company, GMS and Oxenreiter.

(g)           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, including, with respect to Oxenreiter, upon delivery by electronic mail to Oxenreiter’s e-mail address; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company, GMS, and to Oxenreiter at the address or facsimile number set forth on such party’s signature page hereof or at such other address as the Company, GMS or Oxenreiter may designate by 10 days’ advance written notice to the other parties hereto.

(h)           Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(i)            Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(j)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Conversion Agreement as of the date set forth in the first paragraph hereof.

COMPANY

GEOSPATIAL CORPORATION

By:	/s/ Mark A. Smith
Mark A. Smith
Chief Executive Officer

Address:
229 Howes Run Road
Sarver, PA 16055
mark.smith@geospatialcorp.com

GMS:
GEOSPATIAL MAPPING SYSTEM, INC.

By:	/s/ Mark A. Smith
Mark A. Smith
Chief Executive Officer

Address:
229 Howes Run Road
Sarver, PA 16055
mark.smith@geospatialcorp.com

OXENREITER:

/s/ Thomas R. Oxenreiter
Thomas R. Oxenreiter

Address:
118 Highland Drive
McMurray, PA 15317

EXHIBIT A

LEGEND

SERIES C PREFERRED STOCK:

NEITHER THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE NOR ANY SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE NOR ANY SECURITIES ISSUABLE UPON CONVERSION THEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

COMMON STOCK:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

EXHIBIT B

WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Warrant Issue Date: May 18, 2016

COMMON STOCK PURCHASE WARRANT

For value received, Geospatial Corporation (the “Company”), a Nevada corporation, hereby certifies that Thomas R. Oxenreiter (the “Holder”) or his permitted assign(s) is entitled to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), in whole or in part, Six Million, Seven Hundred Ninety-Three Thousand, Seven Hundred Fifty-Three (6,793,753) shares of the Company’s Common Stock, par value $.001 per share (“Common Stock” or “Warrant Shares”), at a price per share equal to $0.04 (the “Exercise Price”). This Warrant is subject to the following terms and conditions. This Warrant is issued pursuant to that certain Conversion Agreement dated as of May 18, 2016, by and among the Company, Geospatial Mapping Systems, Inc. and the Holder (the “Conversion Agreement”). This Warrant is subject to the terms of the Conversion Agreement and the following additional terms and conditions.

1.           Certain Definitions.

(a)           “Change in Control” means any sale of capital stock of the Company or consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such sale, consolidation, merger or reorganization, do not hold at least a majority of the resulting or surviving corporation’s voting power immediately after such consolidation, merger or reorganization, or the sale, lease, or other disposition of all or substantially all of the assets of the Company.

(b)           “Exercise Period” means the period commencing on the Warrant Issue Date and ending on 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the tenth anniversary of the Warrant Issue Date.

(c)           “Trading Day” means (x) if the Common Stock is not listed on the NYSE Euronext or NYSE AMEX but sale prices of the Common Stock are reported on Nasdaq Global Market, Nasdaq Global Select Market, Nasdaq Capital Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on the NYSE Euronext or NYSE AMEX, a day on which there is trading on such stock exchange, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

(d)           “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTCQB operated by OTC Markets, Inc. (or any successors to any of the foregoing).

(e)           “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for the preceding 10 Trading Days on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if the OTCQB operated by OTC Markets, Inc. is not a Trading Market, the volume weighted average price of the Common Stock for the nearest preceding 10 days on the OTCQB, (c) if the Common Stock is not then listed or quoted for trading on the OTCQB and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the last reported bid price averaged over the preceding 10 days per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Company’s board of directors.

2.            Exercise of Warrant.

(a)           The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Subscription Agreement attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive office, accompanied by payment in cash, in lawful money of the United States of America, including by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased pursuant to such exercise of the Warrant.

(b)           This Warrant may be exercised for less than the full number of shares of Common Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee.

(c)           As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within 20 business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 3(d) hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

(d)           Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

(e)           In the event that the Company proposes to engage in a Change in Control, it shall give the Holder written of its intention not less than ten (10) days prior to the date of the proposed closing of such transaction. The notice shall describe the material terms and conditions upon which the Company proposes to consummate such transaction.

(f)            Cashless Exercise.  If at the time of exercise hereof there is no effective registration statement registering the resale of the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

       3.           Adjustments.

(a)           Adjustments Generally.  In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Section 3, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 3. Upon each adjustment of the Exercise Price pursuant to this Section 3, the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock determined by (i) multiplying (A) the Exercise Price in effect immediately prior to such adjustment by (B) the number of shares of Common Stock issuable upon exercise hereof immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment; provided that no such adjustments shall be made in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant if the conversion ratio of the Common Stock already reflects such event.

(b)           Subdivisions, Stock Dividends and Recapitalizations.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Common Stock which is payable in Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, unless the conversion ratio of such Common Stock already reflects such event.

(c)           Reorganization, Reclassification, Consolidation, Merger or Sale of Assets.  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of a significant amount of assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(d)           Fractional Shares.  The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 3(d), be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the fair market value per share as determined in good faith by the Board of Directors of the Company.

(e)           Certificate as to Adjustments.  Whenever the Exercise Price shall be adjusted as provided in Section 3 hereof, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

4.            Reservation of Stock Issuable on Exercise of Warrants.  The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant. All of the shares of Common Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 6(a) hereof and the Agreements to which reference is made in Section 6(b) hereof.

5.            Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

6.            Negotiability.  This Warrant is issued upon the following terms:

(a)           Transfer.  By acceptance hereof, the Holder acknowledges and agrees that the Holder is acquiring the Warrant and the shares of Common Stock issuable upon exercise hereof for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b)           Agreements.  As a condition to the Company’s obligation to issue shares of Common Stock upon exercise hereof, the Holder shall execute the Subscription Agreement attached hereto as Annex A.

(c)           Transfer Taxes.  The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

(d)           Compliance with Securities Laws.  The Holder, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

7.            Subdivision of Rights.  Subject to Section 6, this Warrant (as well as any new Warrants issued pursuant to the provisions of this Section 7) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

8.            Miscellaneous.

(a)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Conversion Agreement.

(b)           Books of the Company.  The Company may treat the holder hereof as appearing on the Company’s books at any time as the holder for all purposes.

(c)           Headings.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

(d)           Amendment; Waiver.  This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(e)           Benefits of this Warrant.  Nothing in this Warrant shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer, as of the date first above written.

Geospatial Corporation

By:
Mark A. Smith
Chief Executive Officer

ANNEX A

SUBSCRIPTION AGREEMENT

Date:

To:

The undersigned (the “Purchaser”), pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects (a) to purchase _____ shares of Common Stock (the “Warrant Shares”) covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant or (b) to exercise the Warrant with respect to __________ shares of Common Stock, pursuant to Section 2(b) of the Warrant [STRIKE (a) OR (b) AS APPLICABLE].

Purchaser represents and warrants to the Company as follows:

1.            Investment Representations.  Purchaser understands that the Warrant Shares have not been registered under the Securities Act. Purchaser also understands that the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.

2.            Experience; Risk.  Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Warrant Shares and of protecting Purchaser’s interests in connection therewith. Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

3.            Investment.  Purchaser is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Warrant Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

4.            Information.  Purchaser has been furnished with all information which it deems necessary to evaluate the merits and risks of purchasing the Warrant Shares and has had the opportunity to ask questions concerning the Warrant Shares and the Company and all questions posed have been answered to its satisfaction. Purchaser has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Shares and the Company. Purchaser has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Shares and to make an informed decision relating thereto.

5.            Restricted Securities; Restrictions on Transfer.  Purchaser understands that the Warrant Shares will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrant Shares may be resold without registration under the Acts only in certain limited circumstances. Purchaser acknowledges that Warrant Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available. To the extent that Purchaser is not already a party to such agreements, Purchaser agrees to execute and deliver a counterpart signature page, and become a party, to such stockholder and registration rights agreements as are then in effect by and among the Company and its stockholders.

6.            Accredited Investor.  Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares.

7.            Residence.  If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth below; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth below.

Signature

Print name:

Address:

NOTICE OF TRANSFER

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below the rights and obligations represented by the within Warrant with respect to the number of shares of Common Stock of ____________ set forth below:

Name of Assignee	Address	No. of Shares

and appoints _______________ attorney to transfer said right on the warrant register of __________ with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address: